Calculation of Filing Fee Tables
S-3
NORTHERN OIL & GAS, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.001 par value per share	Other	3,689,413	$ 21.48	$ 79,248,591.24	0.0001381	$ 10,944.24
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 79,248,591.24		$ 10,944.24
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 10,944.24
Offering Note
[1]	Consists of a maximum of 3,689,413 shares of common stock to be sold by the selling stockholder. This "Calculation of Filing Fee" table shall be deemed to update the "Calculation of Filing Fee" table in Northern Oil and Gas, Inc.'s Registration Statement on Form S-3 (No. 333-296399), in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 416 under the Securities Act, this prospectus supplement shall also cover any additional shares of the registrant's common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of the registrant's common stock. Estimated solely for the purposes of computing the registration fee in accordance with Rule 457(c) under the Securities Act, based upon $21.48, the average of the high and low prices of the registrant's common stock on the New York Stock Exchange on May 29, 2026 (a date within five business days prior to the filing of this prospectus supplement).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $79,248,591.24. The prospectus is a final prospectus for the related offering.